UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):  February 15, 2006

AUTHENTIDATE HOLDING CORP.

(Exact name of registrant as specified in its charter)

COMMISSION FILE NUMBER:  0-20190

DELAWARE	14-1673067
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Three Connell Drive, 5th Floor

Berkeley Heights, New Jersey 07922

(Address and zip code of principal executive offices)

(908) 787-1700

(Registrant’s telephone number, including area code

CHECK THE APPROPRIATE BOX BELOW IF THE FORM 8-K FILING IS INTENDED TO SIMULTANEOUSLY SATISFY THE FILING OBLIGATION OF THE REGISTRANT UNDER ANY OF THE FOLLOWING PROVISIONS:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01   Entry into Material Definitive Agreement

   On February 15, 2006, Authentidate Holding Corp., (the “Registrant”) entered into an employment agreement with Mr. William A. Marshall, pursuant to which Mr. Marshall shall serve as the Registrant’s Chief Financial Officer and Treasurer.  The information regarding the employment agreement for Mr. Marshall included in Item 5.02 of this Current Report on Form 8-K is incorporated by reference into this Item 1.01.

Item 5.02   Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

(c)                       Effective February 15, 2006, Mr. William A. Marshall was appointed Chief Financial Officer and Treasurer and principal accounting officer of the Registrant.

Biographical Information. Prior to joining the Registrant, Mr. Marshall served as the Chief Financial Officer and Treasurer of Neon Communications, Inc., a provider of optical networking solutions and services from September 2001 through December 2004. Prior to that, Mr. Marshall was Chief Financial Officer and Treasurer of Vitts Networks, Inc., a provider of high speed internet communications and enterprise networking solutions, from September 1999 to September 2001. From December 1995 to September 1999, Mr. Marshall served as Chief Financial Officer and Treasurer of Viisage Technology, Inc., a software design and systems integration services provider focused on identification systems and solutions and face-recognition technology.  From 1987 through 1994, Mr. Marshall was a Partner with KPMG Peat Marwick LLP.  Mr. Marshall received a B.S. degree in accounting from Elizabethtown College in 1974 and is a certified public accountant.  Mr. Marshall is 53 years old.

Employment Arrangements. Mr. Marshall has entered into an at-will employment agreement with the Registrant effective as of February 15, 2006. The following description of Mr. Marshall’s employment agreement is qualified in its entirety by reference to the full text of the employment agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

•              Under the agreement, Mr. Marshall’s annual base salary will be $260,000.  He is eligible to receive an annual bonus targeted at 50% of his base salary, in the discretion of the Board, or if the Board so designates, the Compensation Committee of the Board, based on the annual performance of the Registrant, except that the bonus for the fiscal year ending June 30, 2006 shall be guaranteed, pro rata, from the date his employment commenced.  Future bonuses will be based on the Registrant’s achievement of performance targets and other key objectives established at the commencement of each fiscal year.  Mr. Marshall was also provided with an allowance of $75,000 for reimbursement of temporary living and relocation expenses and will be covered by health and similar benefits made available to the Registrant’s senior management.

•              In connection with his appointment as Chief Financial Officer and Treasurer, Mr. Marshall was granted options to purchase 300,000 shares of the Registrant’s common stock at an exercise price of $4.50, which options vest as follows: 100,000 shares vest on the one-year anniversary of the date of grant and the balance of 200,000 options shall vest monthly, as long as Mr. Marshall continues to be an employee of the Registrant, in equal amounts over the subsequent 24 months.

•              In the event of the termination of Mr. Marshall’s employment by the Registrant without “cause” or by Mr. Marshall for “good reason,” as those terms are defined in the employment agreement, he would be entitled to: (a) all compensation accrued but not paid as of the termination date; (b) a severance payment equal to twelve months of his base salary; and (c) continued participation in the Registrant’s benefit plans (or comparable plans) during the period in which he is receiving the severance payment.

•              If Mr. Marshall’s employment is terminated by us for “cause” or by him without “good reason,” he is not entitled to any further compensation or benefits other than his accrued and unpaid compensation.

•              With respect to the options granted to Mr. Marshall, in the event his employment is terminated by the

Registrant without “cause” or by him for “good reason,” then all options granted to him shall become immediately fully vested and the exercise period in which he may exercise such options shall be extended to the duration of the original term of the option. In the event Mr. Marshall’s employment is terminated by Authentidate for “cause,” then all options granted and not exercised as of the termination date shall terminate immediately and be null and void.  In the event that Mr. Marshall terminates his employment other than for “good reason,” then the options, to the extent vested as of the termination date, shall remain exercisable in accordance with their terms for a period of three months following the termination date, but in no event after the expiration of the exercise period.

•              The employment agreement contains confidentiality obligations that survive indefinitely and non-solicitation and non-competition obligations that end on the first anniversary of the date of cessation of Mr. Marshall’s employment.

In connection with the foregoing and effective February 15, 2006, Dennis H. Bunt will no longer serve as the Registrant’s Chief Financial Officer and Principal Accounting Officer.

Item 8.01   Other Events

On February 15, 2006, the Registrant issued a press release describing the appointment of Mr. William A. Marshall as its new Chief Financial Officer and Treasurer.  A copy of this press release is attached as Exhibit 99.1 to this Current Report.  Exhibit 99.1 is being “furnished” and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except as shall be expressly set forth by specific reference in such filing.

Item 9.01   Financial Statements And Exhibits

(c)                Exhibits

The following exhibits are filed or furnished herewith:

10.1	Employment Agreement between Authentidate Holding Corp. and William A. Marshall

99.1	Press Release dated February 15, 2006

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

AUTHENTIDATE HOLDING CORP.

By:	/s/ Surendra Pai
Name: Surendra Pai
Title: Chief Executive Officer and President
Date: February 15, 2006

EXHIBIT INDEX

Exhibit Number	Description

10.1	Employment Agreement between Authentidate Holding Corp. and William A. Marshall.

99.1	Press Release dated February 15, 2006